EXHIBIT 23
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                              UWHARRIE CAPITAL CORP
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                                    EFFECTIVE
                                 JANUARY 1, 1999

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                              UWHARRIE CAPITAL CORP
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                            EFFECTIVE JANUARY 1, 1999


         THIS AGREEMENT, hereby made and entered into this 1st day of January, 1999 by UWHARRIE CAPITAL CORP (herein referred to as the
"Employer") and ROGER L. DICK, RONALD B. DAVIS, CHRISTY D. STONER, LORELEI V. MISENHEIMER, JACQUELINE S. JERNIGAN, and BARBARA S. WILLIAMS (herein collectively and individually referred to as the "Trustee").

                              W I T N E S S E T H:

         WHEREAS, the Employer desires to establish an Employee Stock Ownership Plan to enable its eligible employees to acquire a proprietary interest in capital stock of the Employer, whereby contributions to the Plan will be made by the Employer and such contributions made to the trust will be invested primarily in the capital stock of the Employer; and

         WHEREAS, the Employer desires to recognize the contribution made to its successful operation by its employees and to reward such contribution by means of an Employee Stock Ownership Plan for those employees who shall qualify as Participants hereunder.

         NOW, THEREFORE, effective January 1, 1999 (hereinafter called the "Effective Date"), the Employer hereby establishes the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust (hereinafter referred to as the "Plan") for the exclusive benefit of the Participants and their Beneficiaries, which is intended to qualify as an "ESOP", according to the following terms:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 "ACT" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "ADMINISTRATOR" means the person or persons designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

         1.3 "AFFILIATED EMPLOYER" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

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         1.4 "AGGREGATE ACCOUNT" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to employer or Employee contributions, subject to the provisions of
Section 4.7.

         1.5      "ANNIVERSARY DATE" means December 31.

         1.6 "BENEFICIARY" means the person to whom the share of a deceased Participant's total Account is payable, subject to the restrictions of Sections
7.2 and 7.5.

         1.7 "CODE" means the Internal Revenue Code of 1986, as amended or replaced from time to time, and applicable regulations.

         1.8 "COMPANY STOCK" means common stock issued by the Employer (or by a corporation which is a member of the controlled group of corporations of which the Employer is a member) which is readily tradable on an established securities market. If there is no common stock which meets the foregoing requirements, the term "Company Stock" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of: (A) that class of common stock of the Employer (or of any other such corporation ) having the greatest voting power, and (B) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights. Noncallable preferred stock shall be deemed to be "Company Stock" if such stock is convertible at any time into stock which constitutes "Company Stock" hereunder and if such conversion is at a conversion price which (as of the date of the acquisition by the Trust) is reasonable. For purposes of the preceding sentence, pursuant to Regulations, preferred stock shall be treated as noncallable if after the call there will be a reasonable opportunity for a conversion which meets the requirements of the preceding sentence.

         1.9 "COMPANY STOCK ACCOUNT" means the account of a Participant which is credited with the shares of Company Stock purchased and paid for by the Trust Fund or contributed to the Trust Fund.

         1.10 "COMPENSATION" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer or Participating Employer (in the course of the Employer's or Participating Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code
Section 3401(a)(2)).

         For purposes of this Section, the determination of Compensation shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b), or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

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         For a Participant's initial year of participation, Compensation shall be recognized as of an Employee's effective date of participation pursuant to
Section 3.2.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period), beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period.

         1.11 "CONTRACT" or "POLICY" means a life insurance policy or annuity contract (group or individual) issued by the insurer as elected.

         1.12 "CURRENT OBLIGATIONS" means Trust obligations arising from extension of credit to the Trust and payable in cash within one (1) year from the date an Employer contribution is due.

         1.13 "DIRECTED INVESTMENT ACCOUNT" means the Account established for a Participant who directs the Trustee as to the investment of all or a portion of the interest in any one or more of his individual account balances as permitted in Section 4.6.

         1.14 "EARLY RETIREMENT DATE" means any date (prior to Normal Retirement
Date) coinciding with or next following the date on which a Participant or Former Participant attains age 59-1/2.

         1.15     "ELIGIBLE EMPLOYEE" means any Employee.

         1.16 "EMPLOYEE" means any person who is employed by the Employer or Affiliated Employer, but excludes any person who is an independent contractor. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a Plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         1.17 "EMPLOYER" means Uwharrie Capital Corp and any successor thereto. In addition, where appropriate, the term Employer shall also apply to any Participating Employer which shall



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adopt this Plan. However, for the purpose of this Plan, Uwharrie Capital Corp shall be deemed the representative of each Employer, and any action taken by Uwharrie Capital Corp with respect to administration of the Plan and maintenance, amendment, and interpretation of this and other Plan Documents shall be binding on all Employers.

         1.18 "ESOP" means an employee stock ownership plan that meets the requirements of Code Section 4975(e)(7) and Regulation 54.4975-11.

         1.19 "EXEMPT LOAN" means a loan made to the Plan by a disqualified person or a loan to the Plan which is guaranteed by a disqualified person and which satisfies the requirements of Section 2550.408b-3 of the Department of Labor Regulations, Section 54.4975-7(b) of the Treasury Regulations, and Section
5.5 hereof.

         1.20 "FIDUCIARY" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

         1.21 "FISCAL YEAR" means the Employer's taxable year for Federal income tax purposes.

         1.22 "FORFEITURE". Under this Plan, Participant accounts are 100% Vested at all times. Any amounts that may otherwise be forfeited under the Plan pursuant to Section 3.6 or 7.8 shall be used to reduce the contribution of the Employer.

         1.23 "FORMER PARTICIPANT" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

         1.24 "415 COMPENSATION" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

         For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

         1.25 "414(S) COMPENSATION" with respect to any Participant means such Participant's "415 Compensation" paid during a Plan Year. The amount of "414(s) Compensation" with respect


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to any Participant shall include "414(s) Compensation" for the entire twelve
(12) month period ending on the last day of such Plan Year, except that "414(s) Compensation" shall only be recognized for that portion of the Plan Year during which an Employee was a Participant in the Plan.

         For purposes of this Section, the determination of "414(s) Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h), 403(b) or 457, and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") annual compensation limit.

         The OBRA '93 annual compensation limit is $150,000, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period), beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         Any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period.

         1.26     "HIGHLY COMPENSATED EMPLOYEE" means an Employee, who

                  (a) at any time during the Plan Year or the preceding Plan Year was a five-percent owner (as defined in Code Section 414(q)(2)) of the Employer (applying the constructive ownership rules of Code Section 318 and the principles of Code Section 318 for an unincorporated entity); or

                  (b) during the preceding Plan Year had compensation from the Employer in excess of $80,000 (as adjusted by the Secretary pursuant to Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996), and if the Employer elects, was part of the Top-Paid Group of Employees (as defined in Code Section 414(q)(3)) for such preceding Plan Year.


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                  The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, will be made in accordance with Section 1.51, Code
         Section 414(q) and the Regulations thereunder.

                  For purposes of this section, the term "compensation" means compensation within the meaning of Code Section 415(c)(3).

         1.27 "HIGHLY COMPENSATED FORMER EMPLOYEE" means a former Employee who shall be treated as a Highly Compensated Employee if: (i) such Employee was a Highly Compensated Employee when such Employee separated from service, or (ii) such Employee was a Highly Compensated Employee at any time after attaining age 55.

         1.28 "HIGHLY COMPENSATED PARTICIPANT" means any Highly Compensated Employee who is eligible to participate in the Plan.

         1.29 "HOUR OF SERVICE" means (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer or Participating Employer for the performance of duties during the applicable computation period; (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer or Participating Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty, or leave of absence) during the applicable computation period; (3) each hour for which back pay is awarded or agreed to by the Employer or Participating Employer without regard to mitigation of damages. These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made. The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

         Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a Plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

         For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

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         An Hour of Service must be counted for the purpose of determining a
Year of Service, a year of participation for purposes of accrued benefits, a 1-Year Break in Service, and employment commencement date (or reemployment commencement date). In addition, Hours of Service will be credited for employment with other Affiliated Employers. Hours of Service will be credited for any individual considered an Employee for purposes of this Plan under Code
Section 414(n) or 414(o) and the Regulations thereunder. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

         Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

         1.30 "INVESTMENT MANAGER" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

         1.31 "KEY EMPLOYEE" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

                  (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415 Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

                  (b) one of the ten (10) Employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent (0.5%) interest and the largest interests in the Employer.

                  (c) a "five percent (5%) owner" of the Employer. "Five percent (5%) owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m), and (o) shall be treated as separate employers.

                  (d) a "one percent (1%) owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent (1%) owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock


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         possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m), and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c),
         (m), and (o) shall be taken into account.

         For purposes of this Section, the term "415 Compensation" means compensation within the meaning of Code Section 415(c)(3).

         1.32 "LATE RETIREMENT DATE" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

         1.33 "LEASED EMPLOYEE" means any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient if:

                  (a) such employee is covered by a money purchase pension Plan providing:

                           (1) a non-integrated employer contribution rate of at
                  least ten percent (10%) of compensation, as defined in Code
                  Section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Sections 125, 402(a)(8), 402(h), or 403(b);

                           (2)      immediate participation; and

                           (3)      full and immediate vesting.

                  (b) Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         1.34 "NON-HIGHLY COMPENSATED PARTICIPANT" means any Participant who is not a Highly Compensated Employee.

         1.35 "NON-KEY EMPLOYEE" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.


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         1.36 "NORMAL RETIREMENT AGE" means the Participant's 65th birthday. A
Participant shall become fully Vested in his Participant's Account upon attaining his Normal Retirement Age.

         1.37 "NORMAL RETIREMENT DATE" means the Valuation Date coinciding with or next following the Participant's Normal Retirement Age.

         1.38 "1-YEAR BREAK IN SERVICE" means the applicable computation period during which an Employee has not completed more than 500 Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

         "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

         A "maternity or paternity leave of absence" means an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

         1.39 "OTHER INVESTMENTS ACCOUNT" means the account of a Participant which is credited with his share of the net gain (or loss) of the Plan and Employer contributions in other than Company Stock and which is debited with payments made to pay for Company Stock.

         1.40 "PARTICIPANT" means any Eligible Employee who participates in the Plan as provided in Section 3.2, and has not for any reason become ineligible to participate further in the Plan.

         1.41 "PARTICIPANT'S ACCOUNT" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer's contributions to the Plan.

         1.42 "PLAN" means this instrument, including all amendments thereto.

         1.43 "PLAN YEAR" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

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         1.44 "REGULATION" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

         1.45 "RETIRED PARTICIPANT" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

         1.46 "RETIREMENT DATE" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Early Retirement Date, Normal Retirement Date or Late Retirement Date (see Section 7.1).

         1.47 "SUPER TOP HEAVY PLAN" means a Plan described in Section 4.7.

         1.48 "TERMINATED PARTICIPANT" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability, or retirement.

         1.49 "TOP HEAVY PLAN" means a Plan described in Section 4.7.

         1.50 "TOP HEAVY PLAN YEAR" means a Plan Year during which the Plan is a Top Heavy Plan.

         1.51 "TOP PAID GROUP" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (determined for this purpose in accordance with Section 1.24) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a Plan described in Code
Section 414(n)(5) and are not covered in any qualified Plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following Employees shall be excluded (however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group):

                  (a)      Employees with less than six (6) months of service;

                  (b) Employees who normally work less than 17-1/2 hours per week;

                  (c) Employees who normally work less than six (6) months during a year; and

                  (d)      Employees who have not yet attained age 21.

         In addition, if 90 percent or more of the Employees of the Employer or any Participating Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer or the Participating Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees



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covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

         The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

         1.52 "TOTAL AND PERMANENT DISABILITY." A Participant shall be considered to have Total and Permanent Disability when the Administrator determines the Participant is not able to engage in any gainful activity by reason of any medically determinable physical or mental impairment, which the Administrator expects to result in death or which the Administrator expects to last for a continuous period of not less than twelve (12) months. Furthermore, the disabling condition must exist for a period of at least six (6) months before the Administrator makes a determination of disability, and the Participant must be eligible for and must actually receive disability benefits under the Social Security Act. The Administrator shall apply the provisions of this section in a non-discriminatory, consistent and uniform manner.

         1.53 "TRUSTEE" means the person or entity named as trustee in the separate trust agreement forming a part of this Plan, and any successors.

         1.54 "TRUST FUND" means the assets of the Plan held by the Trustee as the same shall exist from time to time.

         1.55 "UNALLOCATED COMPANY STOCK SUSPENSE ACCOUNT" means an account containing Company Stock acquired with the proceeds of an Exempt Loan and which has not been released from such account, and allocated to the Participants' Company Stock Accounts.

         1.56 "VALUATION DATE" means each June 30 and December 31, or other date or dates deemed necessary by the Administrator to determine the net worth of the assets comprising the Trust Fund pursuant to Section 6.1.

         1.57 "VESTED" means the nonforfeitable portion of any account maintained on behalf of a Participant.

         1.58 "YEAR OF SERVICE" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

         For purposes of eligibility for participation, the initial computation period shall begin with the date on which the Employee first performs an Hour of Service. The participation computation period beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service. The participation computation period shall shift to the Plan Year which includes the anniversary of the date on which the Employee first performed an Hour of Service.

         For vesting and all other purposes, the computation period shall be the Plan Year, including periods prior to the Effective Date of the Plan. Years of Service with any Affiliated Employer shall be recognized.

         Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for purposes of sharing in Employer contributions, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.


                                   ARTICLE II
                                 ADMINISTRATION

2.1      POWERS AND RESPONSIBILITIES OF THE EMPLOYER

                  (a) Appointment and Removal of Trustee and Administrator. The Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to assure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act.

                  (b) Funding Policy and Method. The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                  (c) Review of Performance of Fiduciaries. The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2      DESIGNATION OF ADMINISTRATIVE AUTHORITY

         The Employer shall appoint one or more persons to serve on a Plan administration committee which committee shall be referred to herein as the Administrator. Any person, including, but not limited to, the Employees of the Employer, shall be eligible to serve as an Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. A committee member may resign by delivering his written resignation to the Employer or be removed by the Employer by delivery of written notice of removal, to take effect at a date specified therein, or upon delivery to the Administrator if no date is specified. The Employer, upon the resignation or removal of a committee member, shall promptly designate in writing a successor to this position. If the Employer does not appoint an Administrator, the Employer will function as the Administrator.

2.3      ALLOCATION AND DELEGATION OF RESPONSIBILITIES

         If more than one person is appointed as Administrator, the responsibilities of each Administrator may be specified by the Employer and accepted in writing by each Administrator. In the event that no such delegation is made by the Employer, the Administrators may allocate the responsibilities among themselves, in which event the Administrators shall notify the Employer and the Trustee in writing of such action and specify the responsibilities of each Administrator. The Trustee thereafter shall accept and rely upon any documents executed by the appropriate Administrator until such time as the Employer or the Administrators file with the Trustee a written revocation of such designation.

2.4      POWERS AND RESPONSIBILITIES OF THE ADMINISTRATOR

                  (a) Primary Responsibility of Administrator. The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power, in its sole and absolute discretion, to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Agreement; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified Plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

                  (b) Powers and Duties of Administrator. The Administrator shall be charged with the powers and duties of the general administration of the Plan, including, but not limited to, the following:

                           (1) to determine, in its sole and absolute
                  discretion, all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                           (2) to compute, certify, and direct the Trustee with
                  respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                           (3) to authorize and direct the Trustee with respect
                  to all nondiscretionary or otherwise directed disbursements from the Trust;

                           (4) to maintain all necessary records for the
                  administration of the Plan;

                           (5) to interpret, in its sole and absolute
                  discretion, the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                           (6) to determine the size and type of any Contract to
                  be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                           (7) to compute and certify to the Employer and to the
                  Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                           (8) to consult with the Employer and the Trustee
                  regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives; and

                           (9) to assist any Participant regarding his rights,
                  benefits, or elections available under the Plan.

2.5      RECORDS AND REPORTS

         The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries, and others as required by law.

2.6      APPOINTMENT OF ADVISERS

         The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan.

2.7      INFORMATION FROM EMPLOYER

         To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the Compensation of all Participants, their Hours of Service, their Years of Service, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require; and the Administrator shall advise the Trustee of such of the foregoing facts as may be pertinent to the Trustee's duties under the Plan. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

2.8      PAYMENT OF EXPENSES

         All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. However, in the event that any expense of administration is directly attributable to a specific Participant's Aggregate Account, the expenses may be paid out of the assets allocated to that Participant's Aggregate Account. Such expenses shall include any expenses incident to the functioning of the Administrator, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund. However, the Employer may reimburse the Trust Fund for any administration expense incurred. Any administration expense paid to the Trust Fund as a reimbursement shall not be considered an Employer contribution.

2.9      MAJORITY ACTIONS

         Except where there has been an allocation and delegation of administrative authority pursuant to Section 2.3, if there shall be more than one Administrator, they shall act by a majority of their number, but may authorize one or more of them to sign all papers on their behalf.

2.10     QUALIFIED DOMESTIC RELATIONS ORDER PROCEDURES

         In the case of any domestic relations order ("Order") received with respect to the Plan, its status under the Code and Act shall be determined under the following provisions:

                  (a) Notification of Receipt. Promptly upon receipt of an Order, the Administrator will notify in writing each person named therein, at the address specified in the Order (if applicable), of the receipt by the Plan of the Order and forward to them notification of the procedures set forth in this Section 2.10. In addition, with respect to any amounts that are distributable, the Administrator shall separately account under the Plan for all (i) payments required by the Order, and (ii) portions of payments otherwise payable that would be affected by the Order which come due after the Administrator's receipt of the Order.

                  (b) Review of Order. The Administrator will ascertain, with the assistance of legal counsel, as appropriate, whether:

                           (1)      The copy of the Order is certified;

                           (2) The Order is a judgment, decree, or order
                  (including approval of a property settlement agreement), issued by a court, relating to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of a Participant;

                           (3) The Order specifies the name and full mailing
                  address of the Participant and each alternate payee, or if not, that the information is available from the records of the Plan or Employer;

                           (4) The Order clearly identifies the Plan or plan(s)
                  affected;

                           (5) Payment pursuant to the Order would neither
                  increase the Participant's benefits nor change the terms of the Plan;

                           (6) The Order clearly specifies the amount or
                  percentage of the Participant's Vested benefit to be paid to each alternate payee or the manner in which such amount or percentage is to be determined; and

                           (7) The Order clearly specifies the time when
                  payments to any alternate payee are to begin and, if applicable, the period during which any such payments are to continue and the time any such payments shall cease.

                  (c) Notification of Qualified Status. When the Administrator is satisfied that the Order satisfies the requirements to be a "qualified domestic relations order," the Administrator shall notify in writing all persons named in the Order and any representatives designated in writing by such persons ("Interested Parties") that a tentative determination has been made that the Order is a "qualified domestic relations order."

                  If no Interested Party disputes this determination within 60 days of receipt of such notice, then the Administrator shall proceed as though a final determination has been made that the Order is a "qualified domestic relations order." If any Interested Party disputes this determination within 60 days of receipt of such notice, then the Administrator will refer such dispute to legal counsel for further advice concerning the resolution of the dispute.

                  (d) Notification of Non-Qualified Status. If it appears the Order is not a "qualified domestic relations order," the Administrator shall notify in writing all Interested Parties that a tentative determination has been made that the Order is not a "qualified domestic relations order." Such notice shall state the reasons for such determination.

                  (e) Final Determination Made. If, within 18 months of receipt of an Order, a final determination is made that the Order (as modified, if applicable) is a "qualified domestic relations order," the Administrator shall follow the terms of such Order. The Administrator shall authorize distribution of the amounts subject to the "qualified domestic relations order" to the alternate payee.

                  (f) No Final Determination Made. If, within 18 months of receipt of an Order, no final determination has been made that the Order is a "qualified domestic relations order", the Administrator shall notify all Interested Parties in writing of such fact and amounts held in the Plan shall be held for the benefit of or distributed to the person who would have been entitled to such amounts if there had been no Order. If it is subsequently determined that the Order (as modified, if applicable) is a "qualified domestic relations order," then the "qualified domestic relations order" shall be applied prospectively only.

2.11     CLAIMS PROCEDURE

         Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer. Written notice of the disposition of a claim shall be furnished to the claimant within

90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.12     CLAIMS REVIEW PROCEDURE

         Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section 2.11 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.11. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon five (5) business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.


                                   ARTICLE III
                                   ELIGIBILITY

3.1      CONDITIONS OF ELIGIBILITY

         Any Eligible Employee who has completed one (1) Year of Service and has attained his 18th birthday shall be eligible to participate hereunder as of the date he has satisfied such requirements. The Employer shall give each prospective Eligible Employee written notice of his eligibility to participate in the Plan prior to the close of the Plan Year in which he first becomes an Eligible Employee.

3.2      EFFECTIVE DATE OF PARTICIPATION

         An Eligible Employee shall become a Participant effective as of the earlier of the first day of the Plan Year or the first day of the seventh month of such Plan Year coinciding with or next following the date such Employee meets the eligibility requirements of Section 3.1, provided said Employee is still employed as of such date (or if not employed on such date, as of the date of rehire if five (5) consecutive 1-Year Breaks in Service have not occurred).

3.3      DETERMINATION OF ELIGIBILITY

         The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review pursuant to Section 2.12.

3.4      TERMINATION OF ELIGIBILITY

                  (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

                  (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a 1-Year Break in Service, such Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a 1-Year Break in Service, eligibility will be determined under the break in service rules of the Plan.

                  (c) In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee would have otherwise previously become a Participant.

3.5      OMISSION OF ELIGIBLE EMPLOYEE

         If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6      INCLUSION OF INELIGIBLE EMPLOYEE

         If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.


                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

4.1      FORMULA FOR DETERMINING EMPLOYER'S CONTRIBUTION

                  (a) Discretionary Contribution. For each Plan Year, the Employer shall contribute to the Plan a discretionary amount of not less than the amount required to pay any Current Obligations of the Trust Fund which shall be allocated in accordance with the provisions of Section 4.3(b).

                  (b) Maximum Amount Allowable. Notwithstanding the foregoing, however, the Employer's contribution for any Plan Year shall not exceed the maximum amount allowable as a deduction to the Employer under the provisions of Code Section 404. All contributions by the Employer shall be made in cash or in such property as is acceptable to the Trustee.

                  (c) Top Heavy Contribution. Except, however, to the extent necessary to provide the top heavy minimum allocations, the Employer shall made a contribution even if it exceeds the amount which is deductible under Code Section 404.

4.2      TIME OF PAYMENT OF EMPLOYER'S CONTRIBUTION

         Employer contributions will be paid in cash, Company Stock or other property as the Employer may from time to time determined. Company Stock and other property will be valued at their then fair market value. The Employer shall pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer's federal income tax return for the Fiscal Year.

4.3      ALLOCATION OF CONTRIBUTION AND EARNINGS

                  (a) Establishment of Account. The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

                    [This page is intentionally left blank]

                  (b) Employer Contributions. The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer's contribution for each allocation period. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution to each Participant's Account in the same proportion that each such Participant's Compensation for the year bears to the total Compensation of all Participants for such year.

                  Except, however, only Participants who are actively employed on the last day of the Plan Year shall be eligible to share in the allocation of the Employer's discretionary contribution for the Plan Year, unless required pursuant to Section 4.3(h).

                  (c) Company Stock. The Company Stock Account of each Participant shall be credited as of each Anniversary Date with his allocable share of Company Stock (including fractional shares) purchased and paid for by the Plan or contributed in kind by the Employer. Stock dividends on Company Stock held in his Company Stock Account shall be credited to his Company Stock Account when paid. Cash dividends on Company Stock held in his Company Stock Account shall, in the sole discretion of the Administrator, either be credited to his Other Investments Account when paid or used to repay an Exempt Loan; provided, however, that when cash dividends are used to repay an Exempt Loan, Company Stock shall be released from the Unallocated Company Stock Suspense Account and allocated to the Participant's Company Stock Account pursuant to Section 4.3(f) and, provided further, that Company Stock allocated to each Participant's Company Stock Account shall have a fair market value not less than the amount of cash dividends which would have been allocated to such Participant's Other Investments Accounts for the year.

                  Company Stock acquired by the Plan with the proceeds of an Exempt Loan shall only be allocated to each Participant's Company Stock Account upon release from the Unallocated Company Stock Suspense Account as provided in this Section 4.3(c) and Section 4.3(f) herein. Company Stock acquired with the proceeds of an Exempt Loan shall be an asset of the Trust Fund and maintained in the Unallocated Company Stock Suspense Account.

                  (d) Earnings and Losses. As of each Anniversary Date or other Valuation Date, any earnings or losses (net appreciation or net depreciation) of the Trust Fund (exclusive of Company Stock) shall be allocated in the same proportion that each Participant's and Former Participant's time weighted averaged (based on beginning year base) nonsegregated accounts (other than each Participant's Company Stock Account) bear to the total of all Participants' and Former Participants' time weighted average (based on beginning year base) nonsegregated accounts (other than Participants' Company Stock Accounts) as of such date.

                  Earnings or losses do not include the interest paid under any installment contract for the purchase of Company Stock by the Trust Fund or on any loan used by the Trust Fund to purchase Company Stock, nor does it include income received by the Trust Fund with respect to Company Stock acquired with the proceeds of an Exempt Loan; all income received by the Trust Fund from Company Stock acquired with the proceeds of an Exempt Loan may, at the discretion of the Administrator, be used to repay such loan.

                  (e) Insurance. Participants' accounts shall be debited for any insurance or annuity premiums paid, if any, and credited with any dividends received on insurance contracts.

                  (f) Unallocated Company Stock Suspense Account. All Company Stock acquired by the Plan with the proceeds of an Exempt Loan must be added to and maintained in the Unallocated Company Stock Suspense Account. Such Company Stock shall be released and withdrawn from that account as if all Company Stock in that account were encumbered. For each Plan Year during the duration of the loan, the number of shares of Company Stock released shall equal the number of encumbered shares held immediately before release for the current Plan Year multiplied by a fraction, the numerator of which is the amount of principal and interest paid for the Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years. As of each Anniversary Date, the Plan must consistently allocate to each Participant's Account, in the same manner as employer discretionary contributions pursuant to Section 4.1(a) are allocated, non-monetary units (shares and fractional shares of Company Stock) representing each Participant's interest in Company Stock withdrawn from the Unallocated Company Stock Suspense Account.

                  However, Company Stock released from the Unallocated Company Stock Suspense Account with cash dividends pursuant to Section 4.3(c) shall be allocated to each Participant's Company Stock Account in the same proportion that each such Participant's number of shares of Company Stock sharing in such cash dividends bears to the total number of shares of all Participants' Company Stock sharing in such cash dividends. Income earned with respect to Company Stock in the Unallocated Company Stock Suspense Account shall be used, at the discretion of the Administrator, to repay the Exempt Loan used to purchase such Company Stock. Company Stock released from the Unallocated Company Stock Suspense Account with such income, and any income which is not so used, shall be allocated as of each Anniversary Date or other Valuation Date in the same proportion that each Participant's and Former Participant's nonsegregated accounts after the allocation of any earnings or losses pursuant to Section 4.3(d) bear to the total of all Participants' and Former Participants' nonsegregated accounts after the allocation of any earnings or losses pursuant to
         Section 4.3(d).

                  (g) Forfeitures. Under this Plan, Participant accounts are 100% Vested at all times.

                  (h) Minimum Allocations Required for Top Heavy Plan Years. Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation". However, if (i) the sum of the contributions allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (ii) this Plan is not required to be included in an Aggregation Group to enable a defined benefit Plan to meet the requirements of Code
                  Section 401(a)(4) or 410, the sum of the contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee.

                  However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution Plan subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group. If any Non-Key Employee participates in another defined contribution Plan not subject to Code Section 412 providing such benefits included with this Plan in a Required Aggregation Group, this Plan shall provide the minimum allocation.

                  (i) Minimum Allocation for Key Employees. Notwithstanding
         Section 4.1, for purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee. However if the minimum allocation set forth above is less than three percent (3%) of the Non-Key Employees' "415 Compensation," amounts contributed as a result of a salary reduction agreement must be included in determining the contributions allocated to the Key Employees.

                  (j) Employment Requirements for Minimum Allocations. For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) to the Plan; and (3) had been excluded from participation because of their level of Compensation.

                  (k) Limitation on Compensation. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Internal Revenue Service for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period), beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                  Any reference in this Plan to the limitation under Code
         Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

                  If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period.

                  (l) Separate Accounts for Reemployed Participants. If a Former Participant is reemployed after five (5) consecutive l-Year Breaks in Service, then separate accounts shall be maintained as follows:

                           (1) one account for nonforfeitable benefits
                  attributable to pre-break service; and

                           (2) one account representing his status in the Plan
                  attributable to post-break service.

                  (m) Failsafe Contribution. Notwithstanding anything to the contrary, if this is a Plan that would otherwise fail to meet the requirements of Code Sections 410(b)(1) or 410(b)(2)(A)(i) and the Regulations thereunder because Employer contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the following rules shall apply:

                           (1) The group of Participants eligible to share in
                  the Employer's contribution for the Plan Year shall be expanded to include the minimum number of Participants who would not otherwise be eligible as are necessary to satisfy the applicable test specified above. The specific Participants who shall become eligible under the terms of this paragraph shall be those who are actively employed on the last day of the Plan Year and, when compared to similarly situated Participants, have completed the greatest number of Hours of Service in the Plan Year.

                           (2) If after application of paragraph (1) above, the
                  applicable test is still not satisfied, then the group of Participants eligible to share in the Employer's contribution for the Plan Year shall be further expanded to include the minimum number of Participants who are not actively employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible to share shall be those Participants, when compared to similarly situated Participants, who have completed the greatest number of Hours of Service in the Plan Year before terminating employment.

                           (3) Nothing in this Section shall permit the
                  reduction of a Participant's accrued benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In such event, the Employer shall make an additional contribution equal to the amount such affected Participants would have received had they been included in the allocations, even if it exceeds the amount which would be deductible under Code
                  Section 404. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment, consistent with the provisions of the Code and Regulations.

4.4      MAXIMUM ANNUAL ADDITIONS

                  (a) Limits on Annual Additions. Notwithstanding any other provisions of the Plan, contributions and other additions with respect to a Participant exceed the limitation of Code Section 415(c) if, when expressed as an annual addition (within the meaning of Code Section 415(c)(2) to the Participant's Account, such annual addition is greater than the lesser of:

                           (1) $30,000, or

                           (2) 25 percent of the Participant's compensation (as
                  defined in Code Section 415(c)(3).

         For any short "limitation year," the dollar limitation in (1), above, shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

                  (b) Annual Additions. For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any "limitation year" of (1) Employer contributions, (2) Employee contributions for "limitation years" beginning after December 31, 1986, (3) Forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2) which is part of a pension or annuity Plan maintained by the Employer, and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit Plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(l)(l).

                  (c) Exceptions to Annual Additions. For purposes of applying the limitations of Code Section 415, the following are not "annual additions": (1) the transfer of funds from one qualified Plan to another and (2) provided no more than one-third of the Employer contributions for the year are allocated to Highly Compensated Participants, Forfeitures of Company Stock purchased with the proceeds of an Exempt Loan and Employer contributions applied to the payment of interest on an Exempt Loan. In addition, the following are not Employee contributions for the purposes of Section 4.4(b)(2): (1) rollover contributions (as defined in Code Sections 402(a)(5), 403(a)(4), 403(b)(8), and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (i.e., cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (i.e., mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                  (d) Limitation Year. For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

                  (e) Annual Adjustments to Limitation. The dollar limitation under Code Section 415(b)(1)(A) stated in paragraph (a)(1) above shall be adjusted annually as provided in Code Section 415(d) pursuant to the Regulations. The adjusted limitation is effective as of January 1 of each calendar year and is applicable to "limitation years" ending with or within that calendar year.

                  (f) Consolidation of Plans. For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit Plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution Plan.

                  (g) Consolidation of Employers. For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades, or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c), as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                  (h) Consolidation of Employers under Code Section 413. For the purpose of this Section, if this Plan is a Code Section 413(c) Plan, all Employers of a Participant who maintain this Plan will be considered to be a single Employer.

                  (i) Special Rules Where Participants Are in More Than One Defined Contribution Plan.

                           (1) If a Participant participates in more than one
                  defined contribution Plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year".

                           (2) If a Participant participates in both a defined
                  contribution Plan subject to Code Section 412 and a defined contribution Plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution Plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution Plan not subject to Code Section 412.

                           (3) If a Participant participates in more than one
                  defined contribution Plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (l) or (2) above, multiplied by
                  (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                  (j) Future Adjustment. Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments, and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

4.5      ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                  (a) Procedure for Adjustments For Excessive Annual Addition. If, as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)), or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall treat the excess in accordance with one of the following methods: (1) distribute any elective deferrals or return any Employee contributions (whether voluntary or mandatory), and distribute the gains attributable to those elective deferrals and Employee contributions, to the extent that the distribution or return would reduce the "excess amount" in the Participant's accounts, (2) allocate and reallocate the "excess amounts" to the other Participants' accounts to the extent that the
         Section 415 limitations are not exceeded with respect to such Participants, (3) hold any "excess amount" remaining after the return of any voluntary Employee contributions in a "Section 415 suspense account" and use the "Section 415 suspense account" in the next "limitation year" (and succeeding limitation years if necessary) to reduce Employer contributions for that Participant if that Participant is covered by the Plan as of the end of the "limitation year," or if the Participant is not so covered, allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding limitation years if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" or (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

                  (b) Determination of Excess Amounts. For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of (l) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to Section 4.4.

                  (c) Section 415 Suspense Account. For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

                  (d) Limitation on Distribution of Excess Amounts. The Plan may not distribute "excess amounts," other than voluntary Employee contributions, to Participants or Former Participants.

4.6      DIRECTED INVESTMENT ACCOUNT

                  (a) Diversification Requirements. Each "Qualified Participant" (as hereafter defined) may elect within ninety (90) days after the close of each Plan Year during the "Qualified Election Period" (as hereafter defined) to direct the Trustee in writing as to the investment of 25 percent of the total number of shares of Company Stock acquired by or contributed to the Plan that have ever been allocated to such Qualified Participant's Company Stock Account (reduced by the number of shares of Company Stock previously invested pursuant to a prior election). In the case of the election year in which the Participant can make his last election, the preceding sentence shall be applied by substituting "50 percent" for "25 percent". If the Qualified Participant elects to direct the Trustee as to the investment of his Company Stock Account, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies.

                  Notwithstanding the above, if the fair market value (determined pursuant to Section 6.1 at the Plan Valuation Date immediately preceding the first day on which a Qualified participant is eligible to make an election) of Company Stock acquired or contributed to the Plan and allocated to a Qualified Participant's Company Stock Account is $500 or less, then such Company Stock shall not be subject to this paragraph. For purposes of determining whether the fair market value exceeds $500, Company Stock held in accounts of all employee stock ownership plans (as defined in Code Section 4975(e)(7)) and tax credit employee stock ownership plans (as defined in Code Section 409(a)) maintained by the Employer or any Affiliated Employer shall be considered as held by the Plan.

                  For the purposes of this Section, the following definitions shall apply:

                           (1) "Qualified Participant" means any Participant or
                  Former Participant who has completed ten (10) Years of Service as a Participant and has attained age 55.

                           (2) "Qualified Election Period" means the six (6)
                  Plan Year period beginning with the later of (i) the first Plan Year in which the Participant first became a "Qualified Participant", or (ii) the first Plan Year beginning after December 31, 1986.

                  (b) Accounting. A separate Directed Investment Account shall be established for each Participant who has directed an investment. Transfers between the Participant's regular account and his Directed Investment Account shall be charged and credited as the case may be to each account. The Directed Investment Account shall not share in Trust Fund earnings, but it shall be charged or credited as appropriate with the net earnings, gains, losses, and expenses as well as any appreciation or depreciation in market value during each Plan Year attributable to such account.

4.7      TOP HEAVY RULES

                  (a) Top Heavy Plan Requirements. For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 7.5 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3 of the Plan.

                  (b) Determination of Top Heavy Status. This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and
         (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

                  (c) Super Top Heavy Status. This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date,
         (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  (d) Aggregate Account. A Participant's Aggregate Account as of the Determination Date is the sum of the following:

                           (1) his Participant's Account balance as of the most
                  recent valuation occurring within a 12 month period ending on the Determination Date;

                           (2) an adjustment for any contributions due as of the
                  Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year;

                           (3) any Plan distributions made within the Plan Year
                  that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distribution made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions made prior to January 1, 1987, and distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph;

                           (4) any Employee contributions, whether voluntary or
                  mandatory. However, amounts attributable to tax deductible qualified deductible employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance;

                           (5) with respect to unrelated rollovers and
                  plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers accepted after December 31, 1983 as part of the Participant's Aggregate Account balance. However, rollovers or plan-to-plan transfers accepted prior to January 1, 1984 shall be considered as part of the Participant's Aggregate Account Balance;

                           (6) with respect to related rollovers and
                  plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted;

                           (7) for the purposes of determining whether two
                  employers are to be treated as the same employer in (5) and
                  (6) above, all employers aggregated under Code Section 414(b),
                  (c), (m), and (o) are treated as the same employer.

                  (e) Aggregation Group. Aggregation Group means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                           (1) Required Aggregation Group: In determining a
                  Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                           In the case of a Required Aggregation Group, each
                  plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                           (2) Permissive Aggregation Group: The Employer may
                  also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                           In the case of a Permissive Aggregation Group, only a
                  plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                           (3) Only those plans of the Employer in which the
                  Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                           (4) An Aggregation Group shall include any terminated
                  plan of the Employer if it was maintained within the last five
                  (5) years ending on the Determination Date.

                  (f) Determination Date. Determination Date means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                  (g) Present Value of Accrued Benefit. In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code
         Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                  (h) Top Heavy Group. Top Heavy Group means an Aggregation Group in which, as of the Determination Date, the sum of the following exceed sixty percent (60%) of a similar sum determined for all Participants.

                           (1) the Present Value of Accrued Benefits of Key
                  Employees under all defined benefit plans included in the group; and

                           (2) the Aggregate Accounts of Key Employees under all
                  defined contribution plans included in the group.


                                    ARTICLE V
                          FUNDING AND INVESTMENT POLICY

5.1      INVESTMENT POLICY

                  (a) Primary Investment. The Plan is designed to invest primarily in Company Stock.

                  (b) Other Investments. With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in other property described in the Trust or in life insurance policies to the extent permitted by subparagraph (c) below, or the Trustee may hold such funds in cash or cash equivalents.

                  (c) Insurance. With due regard to subparagraph (a) above, the Administrator may also direct the Trustee to invest funds under the Plan in insurance policies on the life of any "keyman" Employee. The proceeds of a "keyman" insurance policy may not be used for the repayment of any indebtedness owed by the Plan which is secured by Company Stock. In the event any "keyman" insurance is purchased by the Trustee, the premiums paid thereon during any Plan Year, net of any policy dividends and increases in cash surrender values, shall be treated as the cost of Plan investment and any death benefit or cash surrender value received shall be treated as proceeds from an investment of the Plan.

                  (d) Purchase Contingencies. The Plan may not obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

                  (e) Put Options. The Plan may not obligate itself to acquire Company Stock under a put option binding upon the Plan. However, at the time a put option is exercised, the Plan may be given an option to assume the rights and obligations of the Employer under a put option binding upon the Employer.

                  (f) Fair Market Value. All purchases of Company Stock shall be made at a price which, in the judgment of the Administrator, does not exceed the fair market value thereof. All sales of Company Stock shall be made at a price which, in the judgment of the Administrator, is not less than the fair market value thereof. The valuation rules set forth in Article VI shall be applicable.

5.2      EMPLOYER SECURITIES

         The Plan is designed to invest primarily in "qualifying employer securities", as that term is defined in the Act.

5.3      APPLICATIONS OF CASH

         Employer contributions determined pursuant to Section 4.1(a) and other cash received by the Trust Fund shall first be applied to pay any Current Obligations of the Trust Fund.

5.4      TRANSACTIONS INVOLVING COMPANY STOCK

                  (a) Limitations upon Nonrecognition of Gain. No portion of the Trust Fund attributable to (or allocable in lieu of) Company Stock acquired by the Plan in a sale to which Code Section 1042 applies may accrue or be allocated directly or indirectly under any plan maintained by the Employer meeting the requirements of Code Section 401(a):

                           (1) during the "Nonallocation Period", for the
                  benefit of

                                    (i) any taxpayer who makes an election under
                           Code Section 1042(a) with respect to Company Stock,

                                    (ii) any individual who is related to the
                           taxpayer (within the meaning of Code Section 267(b)), or

                           (2) for the benefit of any other person who owns
                  (after application of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than 25 percent of

                                    (i) any class of outstanding stock of the
                           Employer or Affiliated Employer which issued such Company Stock, or

                                    (ii) the total value of any class of
                           outstanding stock of the Employer or Affiliated Employer.

                  (b) Special Rule for Lineal Descendant. Except, however, subparagraph (a)(1)(ii) above shall not apply to lineal descendants of the taxpayer, provided that the aggregate amount allocated to the benefit of all such lineal descendants during the "Nonallocation Period" does not exceed more than five (5) percent of the Company Stock (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendants (within the meaning of Code Section 267(c)(4)) in a transaction to which Code Section 1042 is applied.

                  (c) Period of Limitation. A person shall be treated as failing to meet the stock ownership limitation under paragraph (a)(2) above if such person fails such limitation:

                           (1) at any time during the one (1) year period ending
                  on the date of sale of Company Stock to the Plan or

                           (2) on the date as of which Company Stock is
                  allocated to Participants in the Plan.

                  (d) Nonallocation Period. For purposes of this Section, "Nonallocation Period" means the period beginning on the date of the sale of the Company Stock and ending on the later of:

                           (1) the date which is ten (10) years after the date
                  of sale, or

                           (2) the date of the Plan allocation attributable to
                  the final payment of the Exempt Loan incurred in connection with such sale.

5.5      LOANS TO THE TRUST

                  (a) Use of Loan Proceeds. The Plan may borrow money for any lawful purpose, provided the proceeds of an Exempt Loan are used within a reasonable time after receipt only for any or all of the following purposes:

                           (1) To acquire Company Stock.

                           (2) To repay such loan.

                           (3) To repay a prior Exempt Loan.

                  (b) Disqualified Pension Transaction. All loans to the Trust which are made or guaranteed by a disqualified person must satisfy all requirements applicable to Exempt Loans including but not limited to the following:

                           (1) The loan must be at a reasonable rate of
                  interest;

                           (2) The amount of interest paid shall not exceed the
                  amount of each payment which would be treated as interest under standard loan amortization tables;

                           (3) Any collateral pledged to the creditor by the
                  Plan shall consist only of the Company Stock purchased with the borrowed funds;

                           (4) Under the terms of the loan, any pledge of
                  Company Stock shall provide for the release of shares so pledged on a pro-rata basis pursuant to Section 4.3(f);

                           (5) Under the terms of the loan, the creditor shall
                  have no recourse against the Plan except with respect to such collateral, earnings attributable to such collateral, employer contributions (other than contributions of Company Stock) that are made to meet current obligations and earnings attributable to such contributions;

                           (6) The loan must be for a specific term and may not
                  be payable at the demand of any person, except in the case of default;

                           (7) If the number of shares of Company Stock released
                  from the Unallocated Company Stock Suspense Account each year is determined with respect to principal payments, the term of the loan (including the sum of the expired duration of the loan, any renewal period, any extension period, and the duration of any new loan) shall not exceed ten (10) years;

                           (8) If the number of shares of Company Stock released
                  from the Unallocated Company Stock Suspense Account each year is determined with respect to principal payments, the loan must provide for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

                           (9) In the event of default upon an Exempt Loan, the
                  value of the Trust Fund transferred in satisfaction of the Exempt Loan shall not exceed the amount of default. If the lender is a disqualified person, an Exempt Loan shall provide for a transfer of Trust Funds upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Exempt Loan;

                           (10) Exempt Loan payments during a Plan Year must not
                  exceed an amount equal to (A) the sum, over all Plan Years, of all contributions and cash dividends paid by the Employer to the Plan with respect to such Exempt Loan and earnings on such Employer contributions and cash dividends, less (B) the sum of the Exempt Loan payments in all preceding Plan Years. A separate accounting shall be maintained for such Employer contributions, cash dividends and earnings until the Exempt Loan is repaid.

                  (c) Definition. For purposes of this Section, the term "disqualified person" means a person who is a Fiduciary, a person providing services to the Plan, an Employer or Participating Employer any of whose Employees are covered by the Plan, an employee organization any of whose members are covered by the Plan, an owner, direct or indirect, of 50% or more of the total combined voting power of all classes of voting stock or of the total value of all classes of the stock, or an officer, director, 10% or more shareholder, or a highly compensated Employee.

                                   ARTICLE VI
                                   VALUATIONS

6.1      VALUATION OF THE TRUST FUND

         The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund.

6.2      METHOD OF VALUATION

         Valuations must be made in good faith and based on all relevant factors for determining the fair market value of securities. In the case of a transaction between a Plan and a disqualified person, value must be determined as of the date of the transaction. For all other Plan purposes, value must be determined as of the most recent Valuation Date under the Plan. An independent appraisal will not in itself be deemed to be a good faith determination of value with respect to a transaction between the Plan and a disqualified person. However, in other cases, a determination of fair market value based on at least an annual appraisal independently arrived at by a person who customarily makes such appraisals and who is independent of any party to the transaction will be deemed to be a good faith determination of value. Company Stock not readily tradable on an established securities market shall be valued by an independent appraiser meeting requirements similar to the requirements of the Regulations prescribed under Code Section 170(a)(1).


                                   ARTICLE VII
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

7.1      DETERMINATION OF BENEFITS UPON RETIREMENT

                  Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Early Retirement Date or Normal Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3 shall continue until his Late Retirement Date. Upon a Participant's Retirement Date, or as soon thereafter as is practicable, the Trustee shall distribute all amounts credited to such Participant's Account in accordance with Section 7.5.

7.2      DETERMINATION OF BENEFITS UPON DEATH

                  (a) Death of Participant. Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. If elected, distribution of the Participant's Account shall commence not later than one (1) year after the close of the Plan Year in which such Participant's death occurs. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6 to distribute the value of the deceased Participant's accounts to the surviving Beneficiary designated by the Participant or, if none, to the Participant's spouse, if living, or if there is no spouse living, to the Participant's issue, per stirpes, or if neither the Participant's spouse nor any of his issue are living, then to such Participant's estate.

                  (b) Death of Former Participant. Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, to distribute any remaining amounts credited to the accounts of a deceased Former Participant to any surviving Beneficiary designated by him or, if none, to the Participant's spouse, if living, or if there is no spouse living, to the Participant's issue, per stirpes, or if neither the Participant's spouse nor any of his issue are living, then to such Participant's estate.

                  (c) Proof of Death. The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                  (d) Spouse as Primary Beneficiary. The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                           (1) the spouse has waived the right to be the
                  Participant's Beneficiary, or

                           (2) the Participant is legally separated or has been
                  abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code
                  Section 414(p) which provides otherwise), or

                           (3) the Participant has no spouse, or

                           (4) the spouse cannot be located.

                  In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

                  (e) Disclaimer by Beneficiary. In the event the designated, or any successor, Beneficiary disclaims, in a manner qualifying under Code
         Section 2518, all or any portion of the benefits payable to him hereunder, the amount so disclaimed shall be payable in accordance with the written directions of the Participant to the successor Beneficiary designated by the Participant or provided under this Plan.

                  (f) Waiver of Beneficiary. Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific non-spouse Beneficiary. Any consent by a spouse shall be effective only with respect to the spouse executing the consent.

7.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

         In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 7.5 and 7.6, shall distribute to such Participant all amounts credited to such Participant's Account as though he had retired. If such Participant elects, distribution shall commence not later than one (1) year after the close of the Plan Year in which Total and Permanent Disability occurs.

7.4      DETERMINATION OF BENEFITS UPON TERMINATION

                  (a) Time and Manner of Distribution. If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 7.4.

                  Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Account to be payable as soon as administratively feasible after the Valuation Date coinciding with or immediately following his termination of employment. In the event that the Terminated Participant does not elect to commence the distribution pursuant to the preceding sentence, such Terminated Participant may elect to commence such distribution determined on the last day of each succeeding Plan Year and payable in accordance with
         Section 7.5 as soon as administratively feasible thereafter. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Sections 7.5 and 7.6, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

                  If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 and has never exceeded $5,000 at the time of any prior distribution, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum as soon as administratively feasible after the Valuation Date coinciding with or immediately following his termination of employment.

                  For purposes of this Section 7.4, if the value of a Terminated Participant's Vested benefit is zero, the Terminated Participant shall be deemed to have received a distribution of such Vested benefit.

                  If a portion of a Participant's Account is forfeited, Company Stock allocated to the Participant's Company Stock Account must be forfeited only after the Participant's Other Investments Account has been depleted. If interest in more than one class of Company Stock has been allocated to a Participant's Account, the Participant must be treated as forfeiting the same proportion of each such class.

                  (b) Vesting Schedule. A Participant shall become fully vested in his Participant's Account immediately upon entry into the Plan.

                  (c) Discontinuance of Contribution or Termination of Plan. Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer's contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

                  (d) Effect of Amendment; Election of Prior Vesting Schedule. The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The

                    [This page is intentionally left blank]

         Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                           (1) the adoption date of the amendment,

                           (2) the effective date of the amendment, or

                           (3) the date the Participant receives written notice
                  of the amendment from the Employer or Administrator.

                  (e) Reemployment of Participant; Determination of Vesting.

                           (1) If any Former Participant shall be reemployed by
                  the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                           (2) If a Former Participant is reemployed by the
                  Employer, he shall participate in the Plan immediately on his date of reemployment.

7.5      DISTRIBUTION OF BENEFITS

                  (a) Form of Distribution. The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

                           (1)      One lump-sum payment;

                           (2) Payments over a period certain in monthly,
                  quarterly, semiannual, or annual installments. The period over which such payment is to be made shall not extend beyond the earlier of the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary) or the limited distribution period provided for in Section 7.5(b).

                  However, the Administrator, in his discretion, may modify, in a nondiscriminatory manner, the form of distribution by the elimination of one or the other of the above methods, provided the Administrator notifies Participants and Beneficiaries prior to the effective date of such modification.

                  (b) Large Account Balance. Unless the Participant elects otherwise in writing, distributions to a Participant or his Beneficiary attributable to Company Stock shall be in substantially equal monthly, quarterly, semiannual, or annual installments over a period not longer than five (5) years. In the case of a Participant with an account balance attributable to Company Stock in excess of $500,000, the five
         (5) year period shall be extended one (1) additional year (but not more than five (5) additional years) for each $100,000 or fraction thereof by which such balance exceeds $500,000. The dollar limits shall be adjusted at the same time and in the same manner as provided in Code
         Section 415(d).

                  (c) Distributions Prior to Normal Retirement Date. Any distribution to a Participant who has a benefit that exceeds $5,000, and has ever exceeded $5,000 at the time of any prior distribution, shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

                           (1) The Participant must be informed of his right to
                  defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 7.5(e).

                           (2) Notice of the rights specified under this
                  paragraph shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                           (3) Written consent of the Participant to the
                  distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit.

                           (4) No consent shall be valid if a significant
                  detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                  Such distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                  (d) Cash Dividends. Notwithstanding anything herein to the contrary, the Administrator, in his sole discretion, may direct that cash dividends on shares of Company Stock allocable to Participants' or Former Participants' Company Stock Accounts be distributed to such Participants or Former Participants within 90 days after the close of the Plan Year in which the dividends are paid.

                  (e) Retained Benefits. Any part of a Participant's benefit which is retained in the Plan after the Anniversary Date on which his participation ends will continue to be treated as a Company Stock Account or as an Other Investments Account (subject to Section 7.4(a)) as provided in Article IV. However, neither account will be credited with any further Employer contributions.

                  (f) Limitations on Distributions. Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

                           (1) A Participant's benefits shall be distributed to
                  him not later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five percent (5%) owner" at any time during the five (5) Plan Year period ending in the calendar year in which he attains age 70 1/2 or, in the case of a Participant who becomes a "five percent (5%) owner" during any subsequent Plan Year, clause
                  (ii) shall no longer apply and the required beginning date shall be the April 1 of the calendar year following the calendar year in which such subsequent Plan Year ends.

                           Alternatively, distributions to a Participant must
                  begin no later than the applicable April 1 as determined under the preceding paragraph and must be made over a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations.

                           (2) Distributions to a Participant and his
                  Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code Section 401(a)(9)(G) and the Regulations thereunder.

                           (g) Commencement of Death Benefits. Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 7.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                  However, the five-year distribution requirement of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may, at the election of the Participant (or the Participant's designated Beneficiary), be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (l) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the five-year distribution requirement of this Section shall apply as if the spouse was the Participant.

                  (h) Election by Designated Beneficiary to Delay Commencement of Benefits. For purposes of Section 7.5(f), the election by a designated Beneficiary to be excepted from the five-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70 1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the five-year distribution requirement shall apply.

                  (i) Election to Redetermine Life Expectancy and Recalculate Distribution Limitation. For purposes of this Section, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined in accordance with Regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                  (j) Time of Segregation or Distribution. Except as limited by Sections 7.5 and 7.6, whenever the Trustee is to make a distribution or to commence a series of payments on or as of an Anniversary Date, the distribution or series of payments may be made or begun, on such date or as soon thereafter as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the

         60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein;
         (b) the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

                  (k) Separate Accounting Due to Distributions. If an in-service distribution is made at a time when a Participant is not fully Vested in his Participant's Account and the Participant may increase the Vested percentage in such account:

                           (1) a separate account shall be established for the
                  Participant's interest in the Plan as of the time of the distribution; and

                           (2) at any relevant time, the Participant's Vested
                  portion of the separate account shall be equal to an amount ("X") determined by the formula:

                                    X equals P(AB plus (R x D)) - (R x D)

                           For purposes of applying the formula: P is the Vested
                  percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

7.6      HOW PLAN BENEFITS WILL BE DISTRIBUTED

                  (a) Right to Demand Distribution in Company Stock. Distribution of a Participant's benefit may be made in cash or Company Stock or both, provided, however, that if a Participant or Beneficiary so demands, such benefit shall be distributed only in the form of Company Stock. Prior to making a distribution of benefits, the Administrator shall advise the Participant or his Beneficiary, in writing, of the right to demand that benefits be distributed solely in Company Stock.

                  (b) Satisfaction of Demand for Distribution. If a Participant or Beneficiary demands that benefits be distributed solely in Company Stock, distribution of a Participant's benefit will be made entirely in whole shares or other units of Company Stock. Any balance in a Participant's Other Investments Account will be applied to acquire for distribution the maximum number of whole shares or other units of Company Stock at the then fair market value. Any fractional unit value unexpended will be distributed in cash. If Company Stock is not available for purchase by the Trustee, then the Trustee shall hold such balance until Company Stock is acquired and then make such distribution, subject to Sections 7.5 and 7.6.

                  (c) Directions From Administrator. The Trustee will make distribution from the Trust only on instructions from the Administrator.

                  (d) Distribution of Company Stock Restricted by Charter or By-Laws. Notwithstanding anything contained herein to the contrary, if the Employer's charter or by-laws restrict ownership of substantially all shares of Company Stock to Employees and the Trust Fund, as described in Code Section 409(h)(2), the Administrator shall distribute a Participant's Account entirely in cash without granting the Participant the right to demand distribution in shares of Company Stock.

                  (e) Application of Restrictions. Except as otherwise provided herein, Company Stock distributed by the Trustee may be restricted as to sale or transfer by the by-laws or articles of incorporation of the Employer, provided restrictions are applicable to all Company Stock of the same class. If a Participant is required to offer the sale of his Company Stock to the Employer before offering to sell his Company Stock to a third party, in no event may the Employer pay a price less than that offered to the distributee by another potential buyer making a bona fide offer and in no event shall the Trustee pay a price less than the fair market value of the Company Stock.

                  (f) Separate Classes of Stock. If Company Stock acquired with the proceeds of an Exempt Loan (described in Section 5.5 hereof) is available for distribution and consists of more than one class, a Participant or his Beneficiary must receive substantially the same proportion of each such class.

7.7      DISTRIBUTION FOR MINOR BENEFICIARY

         In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Transfer to Minors Act or similar statute as permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian, or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

7.8      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

         In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored.

7.9      LIMITATIONS ON BENEFITS AND DISTRIBUTIONS

         All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee,"

"qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

7.10     RIGHT OF FIRST REFUSALS

         The provisions of this Section apply if the Board of Directors of the Employer so determines and notice thereof is provided to all participants,

                  (a) Notice of Proposed Sale. If any Participant, his Beneficiary or any other person to whom shares of Company Stock are distributed from the Plan (the "Selling Participant") shall, at any time, desire to sell some or all of such shares (the "Offered Shares") to a third party (the "Third Party"), the Selling Participant shall give written notice of such desire to the Employer and the Administrator, which notice shall contain the number of shares offered for sale, the proposed terms of the sale and the names and addresses of both the Selling Participant and Third Party. Both the Trust Fund and the Employer shall each have the right of first refusal for a period of 14 days from the date the Selling Participant gives such written notice to the Employer and the Administrator (such 14 day period to run concurrently against the Trust Fund and the Employer) to acquire the Offered Shares. As between the Trust Fund and the Employer, the Trust Fund shall have priority to acquire the shares pursuant to the right of first refusal. The selling price and terms shall be the same as offered by the Third Party.

                  (b) Limitations on Sale. If the Trust Fund and the Employer do not exercise their right of first refusal within the required 14 day period provided above, the Selling Participant shall have the right, at any time following the expiration of such 14 day period to dispose of the Offered Shares to the Third Party; provided, however, that (i) no disposition shall be made to the Third Party on terms more favorable to the Third Party than those set forth in the written notice delivered by the Selling Participant above, and (ii) if such disposition shall not be made to a Third Party on the terms offered to the Employer and the Trust Fund, the Offered Shares shall again be subject to the right of first refusal set forth above.

                  (c) Closing of Sale. The closing pursuant to the exercise of the right of first refusal under Section 7.10(a) above shall take place at such place agreed upon between the Administrator and the Selling Participant, but not later than ten (10) days after the Employer or the Trust Fund shall have notified the Selling Participant of the exercise of the right of first refusal. At such closing, the Selling Participant shall deliver certificates representing the Offered Shares duly endorsed in blank for transfer, or with stock powers attached duly executed in blank with all required transfer tax stamps attached or provided for, and the Employer or the Trust Fund shall deliver the purchase price, or an appropriate portion thereof, to the Selling Participant.

                  (d) Company Stock Acquired with Proceeds of Exempt Loan. Except as provided in this paragraph (d), no Company Stock acquired with the proceeds of an Exempt Loan complying with the requirements of
         Section 5.5 hereof shall be subject to a right of first refusal. Company Stock acquired with the proceeds of an Exempt Loan, which is distributed to a Participant or Beneficiary, shall be subject to the right of first refusal provided for in paragraph (a) of this Section only so long as the Company Stock is not publicly traded. The term "publicly traded" refers to a securities exchange registered under
         Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act (15 U.S.C. 780). In addition, in the case of Company Stock which was acquired with the proceeds of a loan described in Section 5.5, the selling price and other terms under the right must not be less favorable to the seller than the greater of the value of the security determined under Section 6.2, or the purchase price and other terms offered by a buyer (other than the Employer or the Trust Fund), making a good faith offer to purchase the security. The right of first refusal must lapse no later than 14 days after the security holder gives notice to the holder of the right that an offer by a third party to purchase the security has been made. The right of first refusal shall comply with the provisions of paragraphs (a), (b) and (c) of this Section, except to the extent those provisions may conflict with the provisions of this paragraph.

7.11     STOCK CERTIFICATE LEGEND

         Certificates for shares distributed pursuant to the Plan which are subject to a right of first refusal shall contain the following legend:

                  "The shares represented by this certificate are transferable only upon compliance with the terms of the Uwharrie Capital Corp Employee Stock Ownership Plan and Trust which grants to Uwharrie Capital Corp a right of first refusal, a copy of said Plan being on file in the office of the Company."

7.12     PUT OPTION

                  (a) Acquired Other than by Exempt Loan. If Company Stock which was not acquired with the proceeds of an Exempt Loan is distributed to a Participant and such Company Stock is not readily tradable on an established securities market, a Participant has a right to require the Employer to repurchase the Company Stock distributed to such Participant under a fair valuation formula. Such Company Stock shall be subject to the provisions of Section 7.12(c).

                  (b) Acquired By Exempt Loan. Company Stock which is acquired with the proceeds of an Exempt Loan and which is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, must be subject to a put option. For purposes of this paragraph, a "trading limitation" on Company Stock is a restriction under any Federal or State securities law or any regulation thereunder, or an agreement (not prohibited by Section 7.13) affecting the Company Stock which would make the Company Stock not as freely tradable as stock not subject to such restriction.

                  (c) Exercise of Rights. The put option must be exercisable only by a Participant, by the Participant's donees, or by a person (including an estate or its distributees) to whom the Company Stock passes by reason of a Participant's death. (Under this paragraph

         Participant or Former Participant means a Participant or Former Participant and the beneficiaries of the Participant or Former Participant under the Plan). The put option must permit a Participant to put the Company Stock to the Employer. Under no circumstances may the put option bind the Plan. However, it shall grant the Plan an option to assume the rights and obligations of the Employer at the time that the put option is exercised. If it is known at the time a loan is made that Federal or State law will be violated by the Employer's honoring such put option, the put option must permit the Company Stock to be put, in a manner consistent with such law, to a third party (e.g., an affiliate of the Employer or a shareholder other than the Plan) that has substantial net worth at the time the loan is made and whose net worth is reasonably expected to remain substantial.

                  The put option shall commence as of the day following the date the Company Stock is distributed to the Former Participant and end 60 days thereafter and if not exercised within such 60-day period, an additional 60-day option shall commence on the first day of the fifth month of the Plan Year next following the date the stock was distributed to the Former Participant (or such other 60-day period as provided in regulations promulgated by the Secretary of the Treasury). However, in the case of Company Stock that is publicly traded without restrictions when distributed but ceases to be so traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder of such Company Stock in writing on or before the tenth day after the date the Company Stock ceases to be so traded that for the remainder of the applicable 60-day period the Company Stock is subject to the put option. The number of days between the tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform distributees of the term of the put options that they are to hold. The terms must satisfy the requirements of this paragraph.

                  The put option is exercised by the holder notifying the Employer in writing that the put option is being exercised; the notice shall state the name and address of the holder and the number of shares to be sold. The period during which a put option is exercisable does not include any time when a distributee is unable to exercise it because the party bound by the put option is prohibited from honoring it by applicable Federal or State law. The price at which a put option must be exercisable is the value of the Company Stock determined in accordance with Section 6.2. Payment under the put option involving a "Total Distribution" shall be paid in substantially equal monthly, quarterly, semiannual or annual installments over a period certain beginning not later than 30 days after the exercise of the put option and not extending beyond five (5) years. The deferral of payment is reasonable if adequate security and a reasonable interest rate on the unpaid amounts are provided. The amount to be paid under the put option involving installment distributions must be paid not later than 30 days after the exercise of the put option. Payment under a put option must not be restricted by the provisions of a loan or any other arrangement, including the terms of the Employer's articles of incorporation, unless so required by applicable state law.

                  For purposes of this Section, "Total Distribution" means a distribution to a Participant or his Beneficiary within one (1) taxable year of the entire Vested Participant's Account.

                  (d) No Other Put Options. An arrangement involving the Plan that creates a put option must not provide for the issuance of put options other than as provided under this Section. The Plan (and the Trust Fund) must not otherwise obligate itself to acquire Company Stock from a particular holder thereof at an indefinite time determined upon the happening of an event such as the death of the holder.

7.13     NONTERMINABLE PROTECTIONS AND RIGHTS

         No Company Stock, except as provided in Section 4.3(f) and 7.12(b), acquired with the proceeds of a loan described in Section 5.5 hereof may be subject to a put, call, or other option, or buy-sell or similar arrangement when held by and when distributed from the Trust Fund, whether or not the plan is then an ESOP. The protections and rights granted in this Section are nonterminable, and such protections and rights shall continue to exist under the terms of this Plan so long as any Company Stock acquired with the proceeds of a loan described in Section 5.5 hereof is held by the Trust Fund or by any Participant or other person for whose benefit such protections and rights have been created, and neither the repayment of such loan nor the failure of the Plan to be an ESOP, nor an amendment of the Plan shall cause a termination of said protections and rights.

7.14     DIRECT ROLLOVER

         Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an "eligible rollover distribution" paid directly to an "eligible retirement plan" specified by the "distributee" in a "direct rollover."

         An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the "distributee," except that an "eligible rollover distribution" does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the "distributee" or the joint lives (or joint life expectancies) of the "distributee" and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code
Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         An "eligible retirement plan" is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's "eligible rollover distribution." However, in the case of an "eligible rollover distribution" to the surviving spouse, an "eligible retirement plan" is an individual retirement account or individual retirement annuity.

         A "distributee" includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

         A "direct rollover" is a payment by the Plan to the "eligible retirement plan" specified by the "distributee."


                                  ARTICLE VIII
                                     TRUSTEE

8.1      BASIC RESPONSIBILITIES OF THE TRUSTEE

         The Trustee shall have the following categories of responsibilities:

                  (a) Investment Assets. Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of the Administrator or of an Investment Manager if the Trustee should appoint such manager as to all or a portion of the assets of the Plan;

                  (b) Payment of Benefits. At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries;

                  (c) Records of Receipts and Disbursements. To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per Section 8.7; and

                  (d) Manner of Actions. If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

8.2      INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

                  (a) Investment of Trust Fund. The Trustee shall invest and reinvest the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, upon the written instructions of the Administrator, or absent instructions, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial needs of the Plan on the basis of information furnished by the Employer. In making such investments, the Trustee shall not be restricted to securities or other property of the character expressly authorized by the applicable law for trust investments; however, the Trustee shall give due regard to any limitations imposed by the Code or the Act so that at all times this Plan may qualify as an Employee Stock Ownership Plan and Trust.

                  (b) Bank or Trust Company. If the Trustee is not a bank or trust company, the Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical, and recordkeeping nature.

                  (c) Collective Trust Fund. The Trustee may from time to time with the consent of the Employer transfer to a common, collective, or pooled trust fund maintained by any corporate Trustee hereunder, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, or pooled trust fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Trustee may, from time to time with the consent of the Employer, withdraw from such common, collective, or pooled trust fund all or such part of the Trust Fund as the Trustee may deem advisable.

                  (d) Guaranteed Investment Contracts. The Trustee may, at the direction of the Administrator, (i) enter into one or more contracts with a life insurance company or authorized financial institution, the rate of return from which is fixed by the terms of such contracts, (ii) transfer to any such insurance company or authorized financial institution a portion of the Trust Fund in accordance with any such contracts, and (iii) hold any such contracts as a part of the Trust Fund until directed otherwise by the Administrator. The Administrator may direct the Trustee to (i) request any information from any such insurance company or authorized financial institution necessary or appropriate to make an investment decision, (ii) demand or accept withdrawals or other distributions under any such contracts, (iii) exercise or not to exercise any rights, powers, privileges, and options under any such contracts and (iv) assign, amend, modify or terminate any such contracts. The Trustee shall take no action with respect to any such contracts except at the direction of the Administrator. The Trustee shall incur no liability for complying with or failing to comply with any direction of the Administrator unless the Trustee's action is prima facie contrary to the Act or contrary to the Trustee's duties and responsibilities under this Plan. Any insurance company or authorized financial institution issuing any contracts as hereinabove described may deal with the Trustee as the absolute owner of any such contracts and need not inquire as to the authority of the Trustee to act with regard to such contracts. Any such insurance company or financial institution may accept and rely upon any communication from the Trustee which is signed by an officer of the Trustee. For purposes of this Agreement, any such insurance company or financial institution shall be considered to be an Investment Manager with regard to the assets of the Plan subject to its control. In no event shall the underlying assets of such insurance company or financial institution in which such contracts are invested be considered assets of the Plan or part of the Trust Fund.

                  (e) Life Insurance Contracts. At the election of each Participant, the Trustee, at the direction of the Administrator's hall apply for, own, and pay premiums on Contracts on the lives of the Participants [and their dependents]. If a life insurance Policy is to be purchased for a Participant, the aggregate premium for ordinary life insurance for each Participant must be less than 50% of the aggregate of the contributions and Forfeitures to the credit of the Participant at any particular time. If term insurance is purchased with such contributions, the aggregate premium must be less than 25% of the aggregate contributions and Forfeitures allocated to a Participant's Account. If both term insurance and ordinary life insurance are purchased with such contributions, the amount expended for term insurance plus one-half (1/2) of the premium for ordinary life insurance may not in the aggregate exceed 25% of the aggregate contributions and Forfeitures allocated to a Participant's Account. The Trustee must convert the entire value of the life insurance Contracts at or before retirement into cash or provide for a periodic income so that no portion of such value may be used to continue life insurance protection beyond retirement, or distribute the Contracts to the Participant. Such cash value shall be held in the Participant's Account until distributed pursuant to the provisions of Section 7.5.

8.3      OTHER POWERS OF THE TRUSTEE

         The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of this Agreement, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

                  (a) Purchase of Securities. To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

                  (b) Sale of Securities. To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;

                  (c) Voting Rights. To vote Company Stock as provided in
         Section 8.4, to vote any other stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property;

                  (d) Registration of Securities. To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees;

                  (e) Borrowing. To borrower or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

                  (f) Cash Investments. To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

                  (g) Retention of Prior Investment. To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

                  (h) Execution of Transfer Documents. To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

                  (i) Settlement of Claims. To settle, compromise, or submit to arbitration any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

                  (j) Employment of Agents. To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

                  (k) Brokerages. To apply for and procure from responsible insurance companies to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

                  (l) Bank Deposits. To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

                  (m) U.S. Obligations. To invest in Treasury Bills and other forms of United States government obligations;

                  (n) Stock Options. Except as hereinafter expressly authorized, the Trustee is prohibited from selling or purchasing stock options. The Trustee is expressly authorized to write and sell call options under which the holder of the option has the right to purchase shares of stock held by the Trustee as a part of the assets of this Trust, if such options are traded on and sold through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, which exchange has been authorized to provide a market for option contracts pursuant to Rule 9B-1 promulgated under such Act, and so long as the Trustee at all times up to and including the time of exercise or expiration of any such option holds sufficient stock in the assets of this Trust to meet the obligations under such option if exercised. In addition, the Trustee is expressly authorized to purchase and acquire call options for the purchase of shares of stock covered by such options if the options are traded on and purchased through a national securities exchange as described in the immediately preceding sentence, and so long as any such option is purchased solely in a closing purchase transaction, meaning the purchase of an exchange traded call option the effect of which is to reduce or eliminate the obligations of the Trustee with respect to a stock option contract or contracts which it has previously written and sold in a transaction authorized under the immediately preceding sentence;

                  (o) Savings and Loan Deposits. To deposit monies in federally insured savings accounts or certificates of deposit in banks or savings and loan associations;

                  (p) Pooling Funds. To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

                  (q) Miscellaneous. To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan;

                  (r) Statutory Powers. Without in any way limiting or modifying the foregoing, and in addition thereto, the Trustee shall have all of the powers set forth in North Carolina General Statutes Section 32-26 and such powers are specifically incorporated herein by reference.

8.4      VOTING COMPANY STOCK

         The Trustee shall vote all Company Stock held by it as part of the Plan assets. Provided, however, that if any agreement entered into by the Trust provides for voting of any shares of Company Stock pledged as security for any obligation of the Plan, then such shares of Company Stock shall be voted in accordance with such agreement. The Trustee shall not vote Company Stock which a Participant or Beneficiary, pursuant to this Section, fails to exercise.

         Notwithstanding the foregoing, if the Employer has a registration-type class of securities, each Participant or Beneficiary shall be entitled to direct the Trustee as to the manner in which the Company Stock which is entitled to vote and which is allocated to the Company Stock Account of such Participant or Beneficiary is to be voted. If the Employer does not have a registration-type class of securities, each Participant or Beneficiary in the Plan shall be entitled to direct the Trustee as to the manner in which voting rights on shares of Company Stock which are allocated to the Company Stock Account of such Participant or Beneficiary are to be exercised with respect to any corporate matter which involves the voting of such shares with respect to the approval or disapproval of any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially prescribed in Regulations. For purposes of this Section the term "registration-type class of securities" means: (A) a class of securities required to be registered under
Section 12 of the Securities Exchange Act of 1934; and (B) a class of securities which would be required to be so registered except for the exemption from registration provided in subsection (g)(2)(H) of such Section 12.

         If the Employer does not have a registration-type class of securities and the by-laws of the Employer require the Plan to vote an issue in a manner that reflects a one-man, one-vote philosophy, each Participant or Beneficiary shall be entitled to cast one vote on an issue and the Trustee shall vote the shares held by the Plan in proportion to the results of the votes cast on the issue by the Participants and Beneficiaries.

8.5      DUTIES OF THE TRUSTEE REGARDING PAYMENTS

         At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

8.6      TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

         The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

8.7      ANNUAL REPORT OF THE TRUSTEE

                  (a) Statement of Account. Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer's contribution for each Plan Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

                           (1) the net income, or loss, of the Trust Fund;

                           (2) the gains, or losses, realized by the Trust Fund
                  upon sales or other disposition of the assets;

                           (3) the increase, or decrease, in the value of the
                  Trust Fund;

                           (4) all payments and distributions made from the
                  Trust Fund; and

                           (5) such further information as the Trustee and/or
                  Administrator deems appropriate.

                  (b) Approval of Statement of Account. The Employer, upon its receipt of the statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the Employer to disapprove any such statement of account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the Employer and the Trustee to the same extent as if the account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

8.8      AUDIT

                  (a) When Audit Required. If an audit of the Plan's records shall be required by the Act and the regulations thereunder for any Plan Year, the Administrator shall direct the Trustee to engage on behalf of all Participants an independent qualified public accountant for that purpose. Such accountant shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether each of the following statements, schedules or lists, or any others that are required by
         Section 103 of the Act or the Secretary of Labor to be filed with the Plan's annual report, are presented fairly in conformity with generally accepted accounting principles applied consistently. All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

                  (b) Reliance Upon Certain Certifications. If some or all of the information necessary to enable the Administrator to comply with
         Section 103 of the Act is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in
         Section 103(b) of the Code within 120 days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

8.9      RESIGNATION, REMOVAL, AND SUCCESSION OF TRUSTEE

                  (a) Resignation of Trustee. The Trustee may resign at any time by delivering to the Employer, at least 30 days before its effective date, a written notice of his resignation.

                  (b) Removal of Trustee by Employer. The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least 30 days before its effective date, a written notice of his removal.

                  (c) Appointment of Successor Trustee. Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the

         Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

                  (d) Appointment of Successor Trustee in Advance. The Employer may designate one or more successors prior to the death, resignation, incapacity removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

                  (e) Interim Account Requirements. Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 8.7 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 8.7 for the approval by the Employer of annual statements of account shall apply to any special statement of account rendered hereunder and approval by the Employer of any such special statement in the manner provided in Section 8.7 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by Section 8.7 and this subparagraph.

8.10     TRANSFER OF INTEREST

         Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing, or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.


                                   ARTICLE IX
                       AMENDMENT, TERMINATION AND MERGERS

9.1      AMENDMENT

                  (a) Rights of Employer to Amend Plan. The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties, or responsibilities of the Trustee may only be made with the Trustee's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

                  (b) Exclusive Benefit Rule. No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or cause any reduction in the amount credited to the account of any Participant; or cause or permit any portion of the Trust Fund to revert to or become property of the Employer.

                  (c) Protected Benefit. Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent that it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefits.

                  In addition, no such amendment shall have the effect of terminating the protections and rights set forth in Section 7.13, unless such termination shall then be permitted under the applicable provisions of the Code and Regulations; such a termination is currently expressly prohibited by Regulation 54.4975-11(a)(3)(ii).

9.2      TERMINATION

                  (a) Rights of Employer to Terminate Plan. The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full termination or partial termination, all amounts credited to the affected Participants' Accounts shall become 100% Vested as provided in
         Section 7.5 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

                  (b) Distribution to Participants Upon Termination. Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section
         7.5. Distributions to a Participant shall be made in cash or in property, or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with
         Section 9.1(c).

9.3      MERGER OR CONSOLIDATION

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

         This Plan and Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other Plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the Plan immediately after such transfer, merger, or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger, or consolidation, and such transfer, merger, or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c).


                                    ARTICLE X
                                  MISCELLANEOUS

10.1     PARTICIPANT'S RIGHTS

         This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

10.2     ALIENATION

                  (a) Prohibition Against Alienation. Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                  (b) Qualified Domestic Relations Orders. This provision shall not apply to a "qualified domestic relations order" defined in Code
         Section 414(p), including those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984 to the extent that the Administrator determines the qualified status of such domestic relations orders in accordance with the procedure specified in Section 2.10 and administers distributions hereunder.

10.3     CONSTRUCTION OF PLAN

         This Plan and Trust shall be construed and enforced according to the Act and the laws of the State of North Carolina, other than its laws respecting choice of law, to the extent not preempted by the Act.


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


10.4     GENDER AND NUMBER

         Wherever any words are used herein in the masculine, feminine, or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

10.5     LEGAL ACTIONS AND INDEMNIFICATION

         The Employer and the Trust Fund shall indemnify any Fiduciary of the Plan against any and all claims, losses, damages, expenses, and liabilities, including reasonable attorneys fees, arising from any action or failure to act, except when the same is judicially determined to be due to gross negligence or willful misconduct of the Fiduciary.

10.6     PROHIBITION AGAINST DIVERSION OF FUNDS

                  (a) Exclusive Benefit Rule. Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

                  (b) Return of Contributions Made Under Mistake of Fact. In the event the Employer or a Participating Employer shall make an excessive contribution under a mistake of fact pursuant to Section 403(c)(2)(A) of the Act, the applicable employer may demand repayment of such excessive contribution at any time within one (l) year following the time of payment and the Trustees shall return such amount to the employer within the one (l) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the applicable employer but any losses attributable thereto must reduce the amount so returned.

10.7     BONDING

         Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than ten percent (10%) of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Section 412(a)(2) of the Act), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an


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

expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

10.8     EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

         Neither the Employer nor the Trustee, nor their successors, shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

10.9     INSURER'S PROTECTIVE CLAUSE

         Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

10.10    RECEIPT AND RELEASE FOR PAYMENTS

         Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer and any Participating Employers, any of whom may require such Participant, legal representative, Beneficiary, guardian, or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or applicable employer.

10.11    ACTION BY THE EMPLOYER

         Whenever the Employer or Participating Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

10.12    NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

         The "named Fiduciaries" of this Plan are (l) the Employer, (2) the Administrator, and (3) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan. In general, as among the named Fiduciaries, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1; and shall have the sole authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method;" and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan. The Trustee


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

shall have the sole responsibility of management of the assets held under the Trust, except those assets, the management of which have been reserved by the Administrator or assigned to an Investment Manager. In the event of such reservation or assignment of responsibility of management of the assets held under the Trust, the Employer, Administrator or Investment Manager shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information, or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under the Plan. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

10.13    HEADINGS

         The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

10.14    APPROVAL BY INTERNAL REVENUE SERVICE

                  (a) Initial Qualification. Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the employer within one (1) year after such determination, provided the application for the determination is made by the time prescribed by law for filing the employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

                  (b) Deductibility of Contributions. Notwithstanding any provisions to the contrary, except Sections 3.5, 3.6, and 4.1(c), any contribution by an employer to the Trust Fund is conditioned upon the deductibility of the contribution by the employer under the Code and, to the extent any such deduction is disallowed, the employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (l) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the employer, but any losses attributable thereto must reduce the amount so returned.

10.15    UNIFORMITY



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


         All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

10.16    SECURITIES AND EXCHANGE COMMISSION APPROVAL

         The Employer may request an interpretative letter from the Securities and Exchange Commission stating that the transfers of Company Stock contemplated hereunder do not involve transactions requiring a registration of such Company Stock under the Securities Act of 1933. In the event that a favorable interpretative letter is not obtained, the Employer reserves the right to amend the Plan and Trust retroactively to their Effective Dates in order to obtain a favorable interpretative letter or to terminate the Plan.

                                   ARTICLE XI
                             PARTICIPATING EMPLOYERS

11.1     ADOPTION BY OTHER EMPLOYERS

         Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

11.2     REQUIREMENTS OF PARTICIPATING EMPLOYERS

                  (a) Trustee. Each Participating Employer shall be required to use the same Trustee as provided in this Plan.

                  (b) Commingling of Assets. The Trustee may, but shall not be required to, commingle, hold, and invest as one Trust Fund all contributions made by the Employer and Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

                  (c) Transfers Between Employers. The transfer of any Participant from or to an Employer or Participating Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

                  (d) Expenses. Any expenses of the Plan which are to be paid by the Employer or borne by the Trust Fund shall be paid by the Employer and each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such employer bears to the total standing to the credit of all Participants.

11.3     DESIGNATION OF AGENT

         Each of the Employer and each Participating Employer shall be deemed to be a part of this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent.

11.4     EMPLOYEE TRANSFERS

         It is anticipated that an Employee may be transferred between and among the Employer and Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Employer or Participating Employer from whom the Employee was transferred.

11.5     PARTICIPATING EMPLOYER'S CONTRIBUTION

         Any contribution subject to allocation during each Plan Year shall be allocated among all Participants of the Employer and all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Employer and Participating Employers hereunder and as to the accounts and credits of the Employees of each Employer and Participating Employers. The Trustee may, but need not, register Contracts so as to evidence that a particular Employer or Participating Employer is the interested employer hereunder, but in the event of an Employee transfer from one Employer or Participating Employer to another, the employing employer shall immediately notify the Trustee thereof.

11.6     AMENDMENT

         At any time when there shall be a Participating Employer hereunder, amendment hereto may and shall be made only by Uwharrie Capital Corp, and the written consent or action of any other Participating Employer shall not be required as to any amendment, and the consent of the Trustee shall be required as to any amendment only when such consent is necessary in accordance with the terms of this Plan or the rights and responsibilities of the Trustee shall be directly affected thereby.

11.7     DISCONTINUANCE OF PARTICIPATION

         The Employer and any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver, and assign Contracts and other Trust Fund assets allocable to the Participants of such employer to such new trustee as shall have been designated by such employer, in the event that it has established a separate pension Plan for its Employees provided, however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 9.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said employer pursuant to the provisions of Article VIII hereof. In no such event shall any part of the corpus or income of the Trust as it relates to such employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of such Employer.

11.8     ADMINISTRATOR'S AUTHORITY

         The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all of the Employer and any Participating Employers and all Participants, to effectuate the purpose of this Article.

11.9     PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

         If any Employer or Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code Section 404(a)(3)(B), so much of the contribution which such Employer or Participating Employer was so prevented from making may be made, for the benefit of the participating Employees of such Employer or Participating Employer, by the other or the Employer and Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Employer and/or Participating Employer shall be limited to the proportion of its total current and accumulated earnings and profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings and profits of all employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

         An employer on behalf of whose Employees a contribution is made under this paragraph shall not be required to reimburse the contributing employers.

         IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.


                                            UWHARRIE CAPITAL CORP
                                            Employer


                                            By /s/ Roger L. Dick
                                               -----------------------------
                                                    President
(CORPORATE SEAL)

ATTEST:
/s/ Tamara M. Singletary
------------------------
Secretary


                                            TRUSTEE:

                                            /s/ Roger L. Dick
                                            -------------------------------
                                            Roger L. Dick, Trustee

                                            /s/ Ronald B. Davis
                                            -------------------------------
                                            Ronald B. Davis, Trustee

                                            /s/ Christy D. Stoner
                                            -------------------------------
                                            Christy D. Stoner, Trustee

                                            /s/ Lorelei V. Misenheimer
                                            -------------------------------
                                            Lorelei V. Misenheimer, Trustee

                                            /s/ Jacqueline S. Jernigan
                                            -------------------------------
                                            Jacqueline S. Jernigan, Trustee

                                            /s/ Barbara S. Williams
                                            -------------------------------
                                            Barbara S. Williams, Trustee